UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2014

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the Board of Directors (the “Board”) of Cantel Medical Corp. (the “Company”), upon the recommendation of its Compensation Committee, approved certain amendments to the Cantel Medical Corp. Annual Incentive Compensation Plan (the “AIC Plan”). The amendments to the AIC Plan were made primarily to revise the range of target incentive award (expressed as a percentage of base salary) available for each executive position.  As a result of the amendments, the range of target incentive awards are now as follows:

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO	90% - 110%
President, COO	70% - 80%
Division CEO, Executive Vice President	50% - 60%
Senior Vice President	45% - 55%
Vice Presidents	25% - 40%

A copy of the AIC Plan, as revised, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit

Exhibit No.	Exhibit Description
10.1	Cantel Medical Corp. Annual Incentive Compensation Plan, as amended November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive Officer

Date: November 12, 2014

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Cantel Medical Corp. Annual Incentive Compensation Plan, as amended November 6, 2014.